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                                    Form 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                WisdomTree Trust
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          (Exact name of the fund as specified in its Trust Instrument)

               Delaware                                 See Next Page
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                    48 Wall Street, 11th Floor, New York, NY
                    ----------------------------------------
                    (Address of principal executive offices)

       Securities to be registered pursuant to Section 12(b) of the Act:


        Title of each class                  Name of each exchange on which
        to be so registered                  each class is to be registered
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   Shares of beneficial interest,                     NYSE Arca
    $0.00l par value per share

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

     Securities Act registration statement file number to which this form relates: 333-132380

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1:  Description of Registrant's Securities to be Registered.

     A description of the shares of beneficial interest, $0.00l par value, of WisdomTree Trust (the "Trust") to be registered hereunder is set forth in the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-132380; 811-21864), which description is incorporated herein by reference.

     The Trust currently consists of over thirty five separate series. The series that is registering securities, and its I.R.S. Employer Identification Numbers, is as follows:

WisdomTree International Dividend Top 100 Fund                    20-4185016
WisdomTree DEFA High-Yielding Equity Fund                         20-4185692
WisdomTree DEFA Fund                                              20-4185606
WisdomTree Europe SmallCap Dividend Fund                          20-6905697
WisdomTree Japan SmallCap Dividend Fund                           20-6905707
WisdomTree International LargeCap Dividend Fund                   20-4185073
WisdomTree International MidCap Dividend Fund                     20-4185270
WisdomTree International SmallCap Dividend Fund                   20-4185347
WisdomTree Pacific ex-Japan Total Dividend Fund                   20-4184884
WisdomTree Pacific ex-Japan High-Yielding Equity Fund             20-4184932
WisdomTree Japan High-Yielding Equity Fund                        20-4184829
WisdomTree Japan Total Dividend Fund                              20-4184758
WisdomTree High-Yielding Equity Fund                              20-4184623
WisdomTree Total Dividend Fund                                    20-4184568

Item 2:  Exhibits.

     1. The Trust's Trust Instrument is included as Exhibit (a)(1) to Post Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A (File Nos. 333-132380; 811-21864), as filed with the Securities and Exchange Commission on July 26, 2006.

     2. The Trust's By-Laws are included as Exhibit (b) to the Trust's initial Registration Statement on Form N-1A (File Nos. 333-132380; 811-21864), as filed with the Securities and Exchange Commission on March 13, 2006.


                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 10th day of July, 2007.


                                WisdomTree Trust

                                By: /s/ Richard Morris
                                    ----------------------------
                                Name: Richard Morris
                                Title: Secretary



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